Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 18, 2018)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 30, 2018 of $7,143,000 (or $1.73 per share diluted)  compared to net income of $5,530,700 (or $1.23 per share diluted) in the second quarter of 2017.  For the six months ended June 30, 2018, net income was $14,103,400 (or $3.42 per share diluted) compared to net income of $11,081,500 (or $2.48 per share diluted) for the same period last year.

Brett D. Heffes, Chief Executive Officer, commented, “The strong start to 2018 has been highlighted by the positive performance of our franchisees.  We continue to be pleased with the results of the overall business.”

Winmark Corporation creates, supports and finances business.  At June 30, 2018, there were 1,224 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 62 retail franchises have been awarded but are not open.  In addition, at June 30, 2018, the Company had a lease portfolio of  $43.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 30, 2018	December 30, 2017 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$1,232,900	$1,073,200
Restricted cash	105,000	90,000
Receivables, net	1,502,000	1,796,000
Net investment in leases - current	17,046,100	15,332,300
Income tax receivable	—	2,161,800
Inventories	150,100	97,100
Prepaid expenses	765,800	901,600
Total current assets	20,801,900	21,452,000

Net investment in leases – long-term	26,380,400	25,945,300
Property and equipment, net	630,400	486,800
Goodwill	607,500	607,500
Other assets	396,800	350,400
	$48,817,000	$48,842,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	1,502,900	2,073,000
Income tax payable	237,200	—
Accrued liabilities	3,214,400	1,837,300
Discounted lease rentals	1,637,100	570,800
Deferred revenue	3,047,200	3,012,700
Total current liabilities	12,874,900	10,729,900

Long-Term Liabilities:
Line of credit	18,400,000	35,400,000
Notes payable, net	27,223,000	28,841,000
Discounted lease rentals	2,260,900	1,121,600
Deferred revenue	7,294,500	7,297,500
Other liabilities	1,161,300	845,000
Deferred income taxes	360,200	320,500
Total long-term liabilities	56,699,900	73,825,600

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,868,526 and 3,843,078 shares issued and outstanding	3,329,600	1,476,200
Retained earnings (accumulated deficit)	(24,087,400)	(37,189,700)

Total shareholders’ equity (deficit)	(20,757,800)	(35,713,500)
	$48,817,000	$48,842,000

(1)	Adjusted for the adoption of ASU 2014-09 under the retrospective method.

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017 (1)	June 30, 2018	July 1, 2017 (1)
REVENUE:
Royalties	$11,821,000	$11,094,400	$22,870,000	$21,548,400
Leasing income	4,857,100	3,946,600	10,385,900	9,806,200
Merchandise sales	704,900	537,100	1,481,800	1,285,400
Franchise fees	378,100	468,800	779,000	837,400
Other	398,700	382,800	804,100	763,200
Total revenue	18,159,800	16,429,700	36,320,800	34,240,600
COST OF MERCHANDISE SOLD	681,000	499,100	1,423,500	1,214,100
LEASING EXPENSE	495,800	660,600	1,050,700	1,932,000
PROVISION FOR CREDIT LOSSES	109,000	(11,500)	204,000	(12,900)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,799,300	6,468,400	13,493,700	12,980,900
Income from operations	10,074,700	8,813,100	20,148,900	18,126,500
INTEREST EXPENSE	(657,900)	(446,300)	(1,401,700)	(945,400)
INTEREST AND OTHER INCOME (EXPENSE)	(11,300)	100	(12,300)	1,900
Income before income taxes	9,405,500	8,366,900	18,734,900	17,183,000
PROVISION FOR INCOME TAXES	(2,262,500)	(2,836,200)	(4,631,500)	(6,101,500)
NET INCOME	$7,143,000	$5,530,700	$14,103,400	$11,081,500
EARNINGS PER SHARE – BASIC	$1.85	$1.32	$3.66	$2.65
EARNINGS PER SHARE – DILUTED	$1.73	$1.23	$3.42	$2.48
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,858,446	4,201,982	3,852,880	4,184,558
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,133,535	4,483,647	4,129,055	4,467,072

(1)Adjusted for the adoption of ASU 2014-09 under the retrospective method.